SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2015

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On October 22, 2015 we issued the press release attached as Exhibit 99.1. It is incorporated into this report by reference. The press release describes the results of our operations for the quarter ended September 30, 2015.

Item 8.01. Other Events.

On October 22, 2015, we announced that our board of directors declared a cash dividend of US $0.30 per share of outstanding common stock. The dividend will be payable on December 17, 2015, with a record date of November 19, 2015. We will pay the dividend in US currency to holders of our common stock trading on the New York Stock Exchange (NYSE). We will pay the dividend to holders of CHESS Depositary Instruments (CDIs) trading on the Australian Securities Exchange (ASX) at an equivalent amount in Australian currency, based on the exchange rate on November 19, 2015, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 17, 2015 for CDI holders and common stock holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow us to defer processing conversions between its common stock and CDI registers from November 18, 2015 through November 19, 2015, inclusive.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document
99.1	Press Release dated October 22, 2015 regarding results of operations

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: October 22, 2015	RESMED INC.
(registrant)

	By:	/s/ Brett Sandercock
Name: Brett Sandercock
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated October 22, 2015 regarding results of operations